UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 10, 2026

Date of Report (Date of Earliest Event Reported)

DIAMONDBACK ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35700	45-4502447
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Texas Ave.

Suite 100

Midland, Texas 79701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (432) 221-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	FANG	The Nasdaq Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01.	Other Events.

On April 13, 2026, Diamondback Energy, Inc. (“Diamondback”) announced the final tender results of its previously announced tender offers (the “Offers”) to purchase for cash any and all of Diamondback’s outstanding 4.400% Senior Notes due 2051 (the “2051 Notes”) and 4.250% Senior Notes due 2052 (together with the 2051 Notes, the “Notes”) from holders of each series of the Notes. The Offers expired at 5:00 p.m., New York City time, on April 10, 2026.

The Company issued (i) a press release announcing the pricing of the Offers on April 10, 2026 and (ii) a press release announcing the results of the Offers on April 13, 2026. Copies of these press releases are attached as Exhibits 99.1 and 99.2, respectively, hereto and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated April 10, 2026, titled “Diamondback Energy, Inc. Announces Pricing of Tender Offers for Any and All of its Outstanding 4.400% Senior Notes due 2051 and 4.250% Senior Notes due 2052”.
99.2	Press Release, dated April 13, 2026, titled “Diamondback Energy, Inc. Announces Results of Tender Offers for Any and All of its Outstanding 4.400% Senior Notes due 2051 and 4.250% Senior Notes due 2052”.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date: April 13, 2026	By:	/s/ Teresa L. Dick
	Name:	Teresa L. Dick
	Title:	Executive Vice President, Chief Accounting Officer and Assistant Secretary